                            MASTERWORKS FUNDS INC.
                          MASTER INVESTMENT PORTFOLIO
                        MANAGED SERIES INVESTMENT TRUST


                                Code of Ethics
                                --------------


          This Code of Ethics shall apply to each investment company or an affiliate that adopts the Code by action of its Board of Directors or Trustees/1/ (each, a "Company").

     1.   Purposes
          --------

          Rule 17j-1 under the Investment Company Act of 1940, as amended (the "1940 Act") generally proscribes fraudulent or manipulative practices by Officers and Directors of the Company (as well as other persons) with respect to purchases or sales of securities "held or to be acquired"/2/ by the Company. The purpose of this Code of Ethics is to provide regulations and procedures consistent with the 1940 Act and Rule 17j-1 designed to prevent violations of the prohibitions of Rule 17j-1(a):

          (a) It shall be unlawful for any affiliated person of or principal underwriter for a registered investment company, or any affiliated person of a manager of or principal underwriter for a registered investment company, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired, as defined in this section, by such registered investment company --

               (1) To employ any device, scheme or artifice to defraud such registered investment company;

               (2) To make to such registered investment company any untrue statement of a material fact or omit to state to such registered investment company a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

               (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any such registered investment company; or

___________________
/1/ As used herein, "Director" shall mean a director or trustee, and "Company" shall mean a corporation or a trust.
/2/  A security is "held or to be acquired" if within the most recent 15 days it
(i) is or has been held by the Company, or (ii) is being held or has been considered by the Company or its manager(s) for purchase by such Company. A purchase or sale includes the writing of an option to purchase or sell.

               (4) To engage in any manipulative practice with respect to such registered investment company.


          In addition, the Investment Company Institute (the "ICI") has suggested that investment companies adopt additional measures to obviate conflicts, prevent and detect abusive practices, and preserve the confidence of investors. The policies, prohibitions, and procedures included in this Code of Ethics substantially conform to the additional measures suggested by the ICI.

     2.   Company Policies
          ----------------

          It is the Company's policy that no access person (defined below) of the Company shall engage in any act, practice, or course of conduct that would violate the provisions of Rule 17j-(a) set forth above. In this regard, each access person has a duty at all times to place the interests of Company shareholders first and is required to conduct all personal securities transactions consistent with the letter and spirit of this Code of Ethics and in such a manner as to avoid any actual or potential conflicts of interest or any abuse of the access person's position of trust and responsibility. It is a fundamental standard that access persons should not take inappropriate advantage of their positions.

     3.   Definitions
          -----------

          (a) "Fund" means each investment portfolio of each Company covered by this Code.

          (b) "Access person" means: (a) any director, officer or advisory person of a Fund; (b) each employee (if any) of the Company (or of any company in a control relationship to the Company) who in connection with his/her regular duties obtains information about the purchase or sale of a security by the Company or whose functions relate to the making of such recommendations; and (c) any natural person in a control relationship to the Company who obtains information concerning recommendations made to the Company with regard to the purchase or sale of a security. An employee of the Company's manager, or an entity that controls or is under common control with the Company's manager, shall not be deemed to be an "access person" hereunder unless he or she also serves as a Director or Officer of the Company, provided the individual is subject to a Code of Ethics adopted by his or her employer that complies with the requirements of Rule 17j-1 and substantially conforms to the policies and procedures suggested by the ICI.

          (c) "Advisory person" means (i) any employee of the Company or of any company in a control relationship to the Company, who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding, the purchase or sale of a security by a Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a control relationship to the Company who obtains information concerning recommendations with regard to the purchase or sale of a security.

          (d) A security is "being considered for purchase or sale" when a recommendation to purchase or sell a security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

          (e) "Beneficial ownership" shall be interpreted with reference to the definition contained in the provisions of Section 16 of the Securities Exchange Act of 1934 and the rules and regulations thereunder, as such provision may be interpreted by the Securities and Exchange Commission./3/

          (f)  "Control" shall have the same meaning as that set forth in Section 2(a)(9) of 1940 Act.
__________________
/3/ You will be treated as the "beneficial owner" of a security under this policy only if two tests are met with respect to a transaction in the security:

          (1) You have or you share voting power and/or investment power with respect to the security. (This is the same test for reporting beneficial ownership of securities for the proxy statements of public companies, and includes, among other things, securities which you have the right to acquire within 60 days.)

          (2)  You have a direct or indirect pecuniary interest in the security.

               (a) A direct pecuniary interest is the opportunity, directly or indirectly, to profit, or to share the profit, from the transaction.

               (b) An indirect pecuniary interest is any nondirect financial interest, but is specifically defined in the rules to include securities held by members of your immediate family sharing the same household; securities held by a partnership of which you are a general partner; securities held by a trust of which you are the settler if you can revoke the trust, or a beneficiary if you have or share investment control with the Trustee/Director; and equity securities which may be acquired upon exercise of an option or other right, or through conversion.

          Unless both tests are satisfied, you are not the beneficial owner.

          For interpretive guidance on either of the two tests, you should consult the Company's designated compliance person. A report shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security.

          (g) "Disinterested Director" means a Director of the Company who is not an "interested person" of the Company within the meaning of Section 2(a)(19) of the 1940 Act.

          (h) "Investment personnel" means any access person of the Company who is either a portfolio manager (who makes decisions about fund investments) or a person who assists in the investment process (includes analysts and traders). Other access persons who may from time to time obtain information about the purchase or sale of a security by the Company are not investment personnel for purposes of this Code of Ethics.

          (i) "Manager" means an adviser, subadviser or any affiliate that serves as manager to any Fund of the Company.

          (j)  "Purchase or sale of a security" includes, inter alia,
                                                          ----------
               the writing of an option to purchase or sell a security.

          (k) A "non-exempt security" is any security other than shares of registered open-end investment companies, money-market instruments, securities issued by the U.S. Government, or short-term securities guaranteed by the U.S. Government or issued or guaranteed by its agencies or instrumentalities.

          (l) "Short-term trading" is defined as a purchase and sale, or sale and purchase, of the same (or equivalent) securities, which both occur within any 60-day period.

     4.   Prohibited Purchases and Sales
          ------------------------------

          (a) No access person shall purchase or sell, directly or indirectly, any "non-exempt security" where he or she has, or by reason of such transactions acquires or disposes of, any direct or indirect beneficial ownership, and where he or she knows or should have known, at the time of such purchase or sale, that the non-exempt security:

               (i)   is being considered for purchase or sale by a Fund; or

               (ii)  is being purchased or sold by a Fund.

          (b) Investment personnel are prohibited from purchasing any non-exempt security in an initial public offering. Investment personnel are prohibited from purchasing any non-exempt security in a private placement unless they obtain the prior written approval of the Company's designated compliance person, who shall consult with investment personnel who have no personal interest in the issuer prior to granting such approval.

          (c) Any profits realized by investment personnel from short-term trading of a non-exempt security shall be disgorged to the Company.

          (d) Investment personnel are prohibited from receiving any gift or item valued at more than $100 per donor per year from any person or entity that does business with or on behalf of the Company.

          (e) Investment personnel are prohibited from serving on the board of directors of a company whose stock is publicly traded, absent prior authorization from the Company's designated compliance person based upon a determination that the board service would be consistent with the interests of the Company and its shareholders.

          (f)  Investment personnel must review the manager's
               Restricted Trading List prior to making any personal trade. The Restricted Trading List is updated daily and should be reviewed on the day the order for the personal trade is placed.

          (g) No access person shall recommend any securities transaction by a Fund without having disclosed his or her interest, if any, in such securities or the issuer thereof, including without limitation (i) his or her direct or indirect beneficial ownership of any securities of such issuer; (ii) any contemplated transaction by such person in such securities; (iii) any position with such issuer or its affiliates; and
               (iv) any present or proposed business relationship between such issuer or its affiliates, on the one hand, and such person or any party in which such person has a significant interest, on the other.

     5.   Exempted Transactions
          ---------------------

          The prohibitions of Section 3 of this Code shall not apply to:

          (a) Purchases or sales of non-exempt securities which are not eligible for purchase or sale by any Fund of the Company.

          (b) Purchases or sales which are non-volitional on the part of the access person.

          (c) Purchases which are part of an automatic dividend reinvestment plan.

          (d) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its
                            --- ----
               securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

          (e) Sales which are effected pursuant to a tender offer or similar transaction involving an offer to acquire all or a significant portion of a class of securities.

          (f) Purchases or sales which are only remotely potentially harmful to the Company or its Funds because the purchase or sale would be very unlikely to affect a highly institutional market.

          (g) Purchases or sales of non-exempt securities by an access person who knows or should have known, at the time of such purchase or sale, that the non-exempt security: (i) is being considered for purchase or sale only as part of a security index by an index or index allocation Fund; or (ii) is being purchased or sold only as part of a security index by an index or index allocation Fund.

     6.   Reporting Procedures
          --------------------

          In order to provide the Company with information to enable it to determine with reasonable assurance whether the provisions of Rule 17j-1(a) are being observed by its access persons:

          (a) Every access person other than a disinterested Director shall submit reports in the form attached hereto as Exhibit A to a Fund's designated compliance person showing all transactions in any "reportable" security in which such access person has, or by reason of such transaction acquires or disposes of, any direct or indirect beneficial ownership.

               Such reports shall be filed not later than 10 days after the end of each calendar quarter, but need not show transactions over which such person had no direct or indirect influence or control. In lieu of providing such reports, an applicant may arrange for duplicate confirmations and account statements to be provided directly to the Company's designated compliance person.

          (b) A disinterested Director of the Company shall submit a quarterly report as required under paragraph (a) above but only for a transaction in a "reportable" security if such Director knew, at the time of that transaction, or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately preceding the date of the transaction, such security is or was purchased or sold or was considered for purchase or sale by a Fund or the Fund's Manager. No report is required if the Director had no direct or indirect influence or control over his or her transaction. Actual or constructive knowledge that a reportable security is or was purchased or sold, or was considered for purchase or sale, only as part of a security index by an index Fund or index allocation Fund does not trigger a reporting duty under this paragraph (b).

          (c) The Company does not believe that personal transactions by its access persons in any securities other than securities which the Company is permitted to purchase would be prohibited by Rule 17j-1(a). For purposes of subparagraphs (a) and (b) above, "reportable" securities include only non-exempt securities which the Company's Funds are permitted to acquire under their investment objectives and policies set forth in the Company's then current prospectus(es) under the Securities Act of 1933, as amended. In the event that any of the investment objectives and policies for the Funds of the Company changes in the future, the Board of Directors may reconsider the scope of this reporting requirement in light of such change and Rule 17j-1.

          (d) Investment personnel are required to provide copies of all brokerage statements and confirmations to the Company's designated compliance person. All investment personnel shall disclose all personal securities holdings upon commencement of employment with a Fund and annually thereafter.

          (e) Every access person of the Company shall provide an annual certification in the form of Exhibit B to the
                                                   ---------
               Company's designated compliance person. This requirement applies to all Directors, including disinterested Directors, of the Company.

          (f) Each Company's designated compliance person shall notify each "access person" of the Company who may be required to make reports pursuant to this Code that such person is subject to reporting requirements and shall deliver a copy of this Code to each such person. Any amendments to this Code shall be similarly furnished to each person to whom this Code is applicable.

          (g) The Company's designated compliance person shall report to the Board of Directors:

               (i) at the next meeting following the receipt of any report on Exhibit A with respect to each reported transaction in a security which was, within 15 days before or after the date of the reported transaction: (A) purchased or sold by the Company, or (B) considered by the Company for purchase or sale, unless (in either case) the amount involved in the reported transaction was less than $50,000 or the security was purchased or sold by the Company only as part of a security index by an index Fund or an index allocation Fund;

               (ii) with respect to any transaction not required to be reported to the Board by the operation of subparagraph (a), that the Company's designated compliance person believes nonetheless may evidence a violation of this Code; and

               (iii)   apparent violations of the reporting
                       requirements stated herein.

          (h) The Board of Directors shall consider reports made to it hereunder and shall determine whether the policies established in Section 2 above have been violated, and what sanctions, if any, should be imposed. The Board of Directors shall review the operation of this policy at least once a year.

          (i) This Code, a copy of each report by an access person, any written report hereunder by each Company's designated compliance person and lists of all persons required to make reports shall be preserved with the Company's records for the period required by Rule 17j-1.

     7.   Insider Trading and Conflicts of Interest
          -----------------------------------------

          The Board of Directors of the Company has adopted a policy statement on insider trading and conflicts of interests (the "Policy Statement"), a copy of which is attached hereto as Exhibit C. All access persons are required by this Code of Ethics to read and familiarize themselves with their responsibilities under the Policy Statement.

     8.   Sanctions
          ---------

          Upon discovering a violation of this Code, the Board of Directors of the Company may impose such sanctions as it deems appropriate, including, inter
                                                                          -----
alia, a letter of censure or suspension or termination of the employment of the
----
violator.



Adopted as Revised:  February 1, 1996

                                   EXHIBIT A

                            MASTERWORKS FUNDS INC.
                          MASTER INVESTMENT PORTFOLIO
                        MANAGED SERIES INVESTMENT TRUST

                         Securities Transaction Report

               For the Calendar Quarter Ended _________________
                                 (mo./day/yr.)

To the Designated Compliance Person:

          During the quarter referred to above, the following transactions were effected in reportable securities of which I had, or by reason of such transaction acquired or disposed of, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Company's Code of Ethics:


                           No. of       Dollar                           Broker
                          Shares or     Amount       Nature              Dealer
              Date of     Principal       of           of                  or
Security    Transaction    Amount     Transaction  Transaction   Price    Bank








          This report (i) excludes transactions with respect to which I had no direct or indirect influence of control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.


Dated: _______________________________  Signature: _____________________________

                                   EXHIBIT B
                                   ---------


                              MASTERWORKS FUNDS.
                          MASTER INVESTMENT PORTFOLIO
                        MANAGED SERIES INVESTMENT TRUST

                      Annual Certification of Compliance
                for the Calendar Year Ended December 31, 199__.

To the Designated Compliance Person:

          I hereby certify that, during the calendar year specified above, I have complied with the requirements of the Code of Ethics and have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the requirements of the Code of Ethics. I have read and understand the Code of Ethics and recognize that I am subject thereto.

Dated:  ______________________________  Signature:  ____________________________

                                   EXHIBIT C
                                   ---------

                      POLICY STATEMENT ON INSIDER TRADING



A.   Introduction
     ------------

          The Company seeks to foster a reputation for integrity and professionalism. That reputation is a vital business asset. The confidence and trust placed in us by investors in the Company is something we should value and endeavor to protect. To further that goal, this Policy Statement implements procedures to deter the misuse of material, nonpublic information in securities transactions.

          Trading securities while in possession of material, nonpublic information or improperly communicating that information to others may expose you to stringent penalties. Criminal sanctions may include a fine of up to $1,000,000 and/or ten years imprisonment. The Securities and Exchange Commission can recover the profits gained or losses avoided through the violative trading, a penalty of up to three times the illicit windfall and an order permanently barring you from the securities industry. Finally, you may be sued by investors seeking to recover damages for insider trading violations.

          Regardless of whether a government inquiry occurs, the Company views seriously any violation of this Policy Statement. Such violations constitute grounds for disciplinary sanctions, including dismissal.

B.   Scope of the Policy Statement
     -----------------------------

          This Policy Statement is drafted broadly; it will be applied and interpreted in a similar manner. This Policy Statement applies to securities trading and information handling by Access Persons, as defined in the Company's Code of Ethics, (including spouses, minor children and adult members of their households).

          The law of insider trading is unsettled; an individual legitimately may be uncertain about the application of the Policy Statement in a particular circumstance. Often, a single question can forestall disciplinary action or complex legal problems. You should direct any questions relating to the Policy Statement to the Company's designated compliance person (the "Compliance Person"). You also must notify the Compliance Person immediately if you have any reason to believe that a violation of the Policy Statement has occurred or is about to occur.

C.   Policy Statement
     ----------------

          No person to whom this Policy Statement applies, including you, may trade, either personally or on behalf of others, while in possession of material, nonpublic information; nor may the Company's Access Persons communicate material, nonpublic information to others in violation of the law. This section reviews principles important to the Policy Statement.

          1.   What is Material Information?
               -----------------------------

          Information is "material" when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information whose disclosure will have a substantial effect on the price of a company's securities. No simple "bright line" test exists to determine when information is material; assessments of materiality involve a highly fact-specific inquiry. For this reason, you should direct any questions about whether information is material to the Compliance Person.

          Material information often relates to a company's results and operations including, for example, dividend changes, earning results, changes in previously released earnings estimates, significant merger or acquisition proposals or agreements, major litigation, liquidation problems, and extraordinary management developments.

          Material information also may relate to the market for a company's securities. Information about a significant order to purchase or sell securities may, in some contexts, be deemed material. Similarly, prepublication information regarding reports in the financial press also may be deemed material. For example, the Supreme Court upheld the criminal convictions of insider trading defendants who capitalized on prepublication information about the Wall Street
                                                                   -----------
Journal's "Heard on the Street" column.
---------

          2.   What is Nonpublic Information?
               ------------------------------

          Information is "public" when it has been disseminated broadly to investors in the marketplace. Tangible evidence of such dissemination is the best indication that the information is public. For example, information is public after it has become available to the general public through a public filing with the Securities and Exchange Commission ("SEC") or some other government agency, the Dow Jones "tape" or the Wall Street Journal or some other
                                               -------------------
publication of general circulation, and after sufficient time has passed so that the information has been disseminated widely.

          3.   Identifying Inside Information
               ------------------------------

          Before executing any trade for yourself or others, including the Company, you must determine whether you have access to material, nonpublic information. If you think that you might have access to material, nonpublic information, you should take the following steps:

          (i) Report the information and proposed trade immediately to the Compliance Person.

          (ii) Do not purchase or sell the securities on behalf of yourself or others, including the Company.

          (iii) Do not communicate the information inside or outside the Company, other than to the Compliance Person.

          (iv) After the Compliance Person has reviewed the issue, the firm will determine whether the information is material and nonpublic and, if so, what action the Company should take.

          You should consult with the Compliance Person before taking any action. This degree of caution will protect you and the Company.

          4.   Contact with Public Companies
               -----------------------------

          The Company's contacts with public companies represent an important part of our research efforts. The Company may make investment decisions on the basis of the Company's conclusions formed through such contacts and analysis of publicly-available information. Difficult legal issues arise, however, when, in the course of these contacts, a Company employee or other person subject to this Policy Statement becomes aware of material, nonpublic information. This could happen, for example, if a company's Chief Financial Officer prematurely disclosed quarterly results to an analyst or an investor relations representative makes a selective disclosure of adverse news to a handful of investors. In such situations, the Company must make a judgment as to its further conduct. To protect yourself and the Company, you should contact the Compliance Person immediately if you believe that you may have received material, nonpublic information.

          5.   Tender Offers
               -------------

          Tender offers represent a particular concern in the law of insider trading for two reasons. First, tender offer activity often produces extraordinary gyrations in the price of the target company's securities. Trading during this time period is more likely to attract regulatory attention (and produces a disproportionate percentage of insider trading cases). Second, the SEC has adopted a rule which expressly forbids trading and "tipping" while in possession of material, nonpublic information regarding a tender offer received from the tender offeror, the target company or anyone acting on behalf of either. Company employees and others subject to this Policy Statement should exercise particular caution any time they become aware of nonpublic information relating to a tender offer.